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                                                                  EXHIBIT 10.112

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT (the "Agreement") by and between MEGO FINANCIAL CORP., a New York corporation (the "Company"), with its principal office located at 4310 Paradise Road, Las Vegas, NV 89109 and IRVING J. STEINBERG (the "Employee") shall become effective on the Effective Date, as hereinafter defined.

                          BACKGROUND OF THE AGREEMENT

         The Company desires to employ the Employee as an executive officer and the Employee desires to be employed by the Company under the terms of this Agreement.

                                   AGREEMENT

         The Company and the Employee, in consideration of the promises and the mutual covenants herein set forth, agree as follows:

         1. Term. This Agreement shall commence as of the 1st day of August, 1996 (the "Effective Date"). The "Primary Period" of this Agreement shall mean that time period commencing on the Effective Date, and terminating on December 31, 1997, unless sooner terminated as provided in this Agreement. The "Second Period" of this Agreement shall mean that time period commencing on January 1, 1998 (unless the Agreement has been terminated prior to that date, in which case there will be no Second Period) and terminating on December 31, 2003, unless sooner terminated as provided in this Agreement.

         2. Employment. The Company hereby employs the Employee, and the Employee hereby accepts such employment, to serve as an executive officer of the Company during the Primary Period, and as an employee of the Company during the Second Period, on the terms and conditions provided in this Agreement.

         3. Duties and Performance. During the Primary Period, the Employee shall serve as Vice President of the Company and, if requested by the Company, as an officer of the Company's subsidiaries, and shall perform such tax, accounting, executive and administrative services as are generally expected of a Vice President with accounting and tax responsibilities, or as may be assigned to him from time to time by the Chairman of the Board, President, or the Chief Financial Officer of the Company, or by the board of directors of the Company (the "Board"). The Employee agrees to devote his full time, attention, energy and skill to the Company's business and good will during the Primary Period. During the Second Period, Employee shall devote such of his time, attention, energy and skill as shall be required to





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fulfill his reduced duties, set forth on Exhibit A attached hereto and made a part hereof, or as agreed upon by the parties. During the Second Period, Employee may accept such other employment as Employee reasonably deems will not prevent Employee from fulfilling such reduced duties. During the Primary Period, the Employee shall be headquartered in the offices of the Company in Las Vegas, but shall be available to travel to other offices of the Corporation or its subsidiaries, or elsewhere, in the performance of his duties; and during the Second Period there shall be no restriction on the location where Employee shall reside or perform his duties.

          4.     Compensation.

                 (a) The Company shall pay to the Employee, as compensation for his services, a salary at the rate of $188,000 per year during that portion of the Primary Period ending December 31, 1996, and at the rate of $194,000 per year during the remaining portion of the Primary Period, and a salary at the rate of $10,000 a year during the Second Period, which amounts are hereinafter referred to as the "Base Compensation". The Base Compensation shall be payable in equal installments, the frequency of which shall be determined by the Company, but in no event less frequently than monthly. The Company shall withhold and pay over to the appropriate governmental agency all payroll taxes (including income, social security and unemployment compensation taxes) required by the federal, state and local governments with jurisdiction over the Company.

                 (b) The Base Compensation for the Second Period was calculated on the assumption that the Employee would provide four hours of service per month for an aggregate of forty-eight hours per year. Should the Company fail to utilize Employee's services to that extent, or not at all, or if Employee has other employment as contemplated in Paragraph 3, above, Employee shall still be entitled to his Base Compensation and other benefits to be received by Employee during the Second Period under this Agreement, unless this Agreement has been terminated by the Company as permitted by Section Five of this Agreement. Should the Employee perform additional hours of service beyond four hours per month at the Company's request during the Second Period, the Employee shall receive additional compensation for such additional hours at the rate of $200.00 per hour for such additional services performed during calendar year 1998, $225.00 per hour during calendar 1999, $250.00 per hour during calendar 2000, $275.00 per hour during calendar 2001, $300.00 per hour during calendar 2002 and $325.00 per hour during calendar 2003.

                 (c) The Employee shall be included in the group of executives considered for an annual bonus under the Company's Executive Incentive Compensation Plan for fiscal years 1996 and 1997 only.

                 (d) During the full term of this Agreement (including the Second Period) the Employee shall be entitled to such health,





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dental, medical (Employee's medical insurance, but not that of his spouse, shall be at the Company's expense), disability, life and other insurance and 401(k) benefits as are provided to other executives of the Company, provided that with respect to any new benefits, or any existing benefits which are modified to require additional or new qualifications from all affected employees, all qualification requirements have been met. The Company will use its best efforts to cause Employee to be included in such benefits.

                 (e) During the Primary Period, so long as the Employee is performing his duties hereunder, the Employee shall receive a monthly automobile allowance of $1,000 per month through December 1996, and $500 per month during the remainder of the Primary Period. The Company shall continue to pay the Employee's Country Club dues on the current basis, and the Employee shall be reimbursed for reasonable continuing education costs.

                 (f) During the Primary Period, so long as the Employee is performing his duties hereunder, the Employee shall be entitled to the accrual of paid vacation time at the rate of one week on September 1, 1996, December 1, 1996, March 1, 1997, June 1, 1997, September 1, 1997, and December 1, 1997. It
is agreed that the Employee will not take more than two weeks of vacation during the remaining portion of calendar 1996 and four weeks in calendar 1997, notwithstanding any carryover unused and accrued vacation time to which the Employee is entitled as of the date of this Agreement, for which the Employee will be compensated in accordance with subparagraph 4(h) below.

                 (g) In addition to the foregoing, the Company shall reimburse the Employee for all reasonable business expenses, including cost of travel, meals and lodging while traveling.

                 (h) Provided that this Agreement has not been terminated by the Company for Cause prior to January 1, 1998, on January 10, 1998, the Company shall pay to the Employee as advance severance pay the sum of $100,000 plus the amount of any remaining unused accrued vacation and sick time due to the Employee, at the Primary Period Base Salary rate in effect at that date. Such amounts shall be in full satisfaction of any severance pay or severance benefits due to the Employee in connection with this Agreement.

       5.        Termination of Employment

                 5.1 The Company may immediately terminate the Employee's employment for (a) Cause (as hereinafter defined), and (b) upon the Employee's death or total and permanent disability (as set forth below), and for no other reason, upon giving written notice of such involuntary termination to the Employee. "Cause" shall mean any one of the following acts of, or omissions by, or actions of others relating to, the Employee, as set forth below:





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                          (i)     The Employee's conviction of a felony,
whether or not such conviction is appealed.

                          (ii)    Deliberate and premeditated acts by the
Employee which a reasonable person would realize would be against the best interests of the Company;

                          (iii)   Material breach of the terms of this
Agreement, except that if such breach is capable of being cured, such breach shall have remained uncured ten days after written notice from the Company to the Employee;

                          (iv)    With respect to actions of the Employee
during the term of this Agreement, the Employee is found guilty of, or is enjoined from, violation of any state or federal securities laws, state or federal laws governing the business of the Company, or rules and regulations of any state or federal agency regulating any of the business of the Company;

                          (v)     Misappropriation of the Company's funds or
property; or

                          (vi)    Habitual use of alcohol or drugs to a degree
that such use substantially interferes with Employee's performance of his duties.

               5.2 In the event the Employee's employment shall be terminated for Cause prior to the expiration of the term of this Agreement, the Employee shall be entitled only to his Base Compensation prorated to the effective date of such termination.

               5.3 This Agreement shall terminate immediately upon the Employee's death or total and permanent disability. For the purposes of this Agreement, total and permanent disability shall mean (i) during the Primary Period, the Employee's inability to adequately perform his duties on behalf of the Company, at the Company's offices in Las Vegas, Nevada, as reasonably determined by the Board, for a period of ninety (90) consecutive days due to an illness or injury, and (ii) during the Second Period, the Employee's inability (as reasonably determined by the Board) to perform at least four hours of services, which have been requested by the Company, for each of three consecutive months. In the event of such termination, the Employee shall be entitled to his Base Compensation prorated to the end of the month of his death or the date of the determination of Employee's total and permanent disability by the Board, together with the amount of any accrued and unpaid vacation and sick time due the Employee. If this Agreement is terminated due to the Employee's total and permanent disability, the health, dental and medical insurance coverage for the Employee specified in Paragraph 4(d) shall continue to be provided to the Employee until the end of the Second Period, provided that (i) such coverage is obtainable by the Company under its plans, and (ii) the cost of such coverage for the Employee does not exceed by more than $10,000 per annum the average cost per other employee for such coverage. The





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portion of any stock option granted by the Company to the Employee which has vested pursuant to the terms of such option at the time of the termination of this Agreement due to the Employee's death or total and permanent disability shall remain exercisable as set forth in such option relating to such a termination event.

         6. Covenant Not to Solicit. The following provisions of subparagraph 6(a) shall hereinafter be referred to as the "Covenant Not to Solicit":

                 (a) The Employee agrees that during the term of this Agreement, and for a period of one year after the expiration or termination of this Agreement for Cause or Employee's total and permanent disability, the Employee will not without authorization from the Company, in any capacity, directly or indirectly solicit or encourage other employees or officers of the Company to terminate their employment by the Company for any purpose whatsoever.

                 (b)      The Employee acknowledges and agrees that:

                          (i)     the foregoing Covenant Not to Solicit is
reasonable for the protection of the goodwill and business of the Company against irreparable injury.

                          (ii)    the foregoing Covenant Not to Solicit does
not place an undue hardship on the Employee.

                 (c) The Employee agrees that the Company will be irreparably damaged by a breach of the Covenant Not to Solicit and that damages at law will be an insufficient remedy for the Company. The Employee also agrees that the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of the Covenant Not to Solicit, which injunctive relief shall be in addition to any other rights or remedies available to the Company.

         7. Confidentiality. The Employee recognizes and acknowledges that the services which he will perform for the Company and the knowledge which he will obtain of the Company's proprietary information such as trade secrets, processes, business practices, strategic plans and financial data through his close relationship with the Company, are confidential, proprietary and valuable in nature. The Employee therefore agrees that, other than in the regular and proper course of the business of the Company, he will not divulge to others or use for his own benefit, or the benefit of any person, firm, corporation or other entity, other than the Company, at any time during or subsequent to this employment, any information obtained in the course of his employment, concerning such proprietary information, without first obtaining the Company's written permission, unless such information has become public knowledge by a means other than a breach of the provisions of this Agreement.

         8.      Modification.  No change or modification of this Agree-





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ment shall be valid unless made in writing and signed by both of the parties hereto.

         9. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

         10. Assignment Prohibited. This Agreement is personal to the parties hereto and neither party may assign or transfer any rights or obligations under this Agreement without the written consent of the other party.

         11. Corporate Authority to Enter into Agreement. The Company warrants and represents that all necessary approvals have been obtained to authorize it to enter into this Agreement, and that this Agreement is valid, binding and enforceable against the Company in accordance with its terms.

         12. Other. The Company and the Employee each agree that such party will not make oral or written disparaging statements about the other party at any time during or after the term of this Agreement.

         13. Entire Agreement. This Agreement incorporates the entire agreement between the parties and supersedes all other prior or contemporaneous agreements, negotiations or discussions between the Employee and the Company. Notwithstanding the previous sentence, this Agreement does not affect any indemnification obligation from the Company or its subsidiaries to the Employee pursuant to their articles of incorporation, bylaws, general corporate policies or existing written agreements.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 1st day of August, 1996.

                                           COMPANY:

                                           MEGO FINANCIAL CORP.

                                           BY:   [SIG.]
                                              ---------------------------------
                                           TITLE:

                                           EMPLOYEE:

                                           Irving J. Steinberg
                                           ------------------------------------
                                           Irving J. Steinberg





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                                   EXHIBIT A

During the Second Period, the Employee's reduced duties will be to provide tax consulting, tax planning, financial planning, and historical review services, as well as such other services as may be agreed upon between the Employee and the Company.







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